U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                    ----------------------------------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                    ----------------------------------------

Date of Report (Date of earliest  event  reported) . . . . . . . . June 20, 1997


                         WORLDPORT COMMUNICATIONS, INC.
                         ------------------------------
      (Exact name of small business registrant as specified in its charter)


         Delaware                33-32341-D               84-1127336
     ----------------    ------------------------    ----------------------
    (State or other      (Commission File Number)     (I. R. S. Employer
      jurisdiction                                   Identification Number)
   of incorporation)


                          9601 Katy Freeway, Suite 200
                              Houston, Texas 77024
                         -------------------------------
                         (Address, including zip code of
                          principal executive offices)

                                 (713) 461-4999
                              ---------------------
                         (Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

TNC Acquisition
- ---------------

On June 20, 1997, the Company acquired substantially all of the telecommunications assets and operations of Telenational Communications Limited Partnership ("TNC") pursuant to that certain Asset Purchase Agreement dated April 23, 1997 (as amended by Amendment No. 1 to the Asset Purchase Agreement dated June 20, 1997).

The assets and operations of TNC were purchased in exchange for (i) 3,750,000 shares of the Company's Common Stock (of which 1,000,000 shares are being held pursuant to an escrow agreement for a period of 18 months subject to certain purchase price adjustments described below) and (ii) the assumption by the Company of certain indebtedness of TNC up to a maximum of $4.6 million, inclusive amounts advanced to TNC by the Company prior to the closing of the acquisition. The purchased assets include telecommunications switches and other network equipment, customer and vendor contracts, an FCC section 214 common carrier license, an operator services center and other assets sufficient to continue the ongoing business of TNC. The FCC section 214 common carrier license gives the Company the authority to resell both international switched and private line services of authorized carriers. The final purchase price is subject to adjustment if (i) liabilities in excess of $4.6 million are assumed,
(ii) the Company is required to invoke certain indemnifications by TNC, (iii) there are certain expense overruns, or (iv) there are certain rejected contracts. In addition, certain creditors of TNC have the option to convert all or a portion of their debt into shares of the Company's Common Stock.

The acquired telecommunications switches and operator services platform in Omaha, Nebraska provide enhanced services, such as global calling cards and international prepaid debit cards to individuals, small businesses and large corporate customers primarily in the United States, Western Europe and Latin America. Through the acquired operator services center, the Company provides multilingual customer support. The U.S. switching and operator services center enables customers in foreign countries to take advantage of lower cost routing and higher transmission quality for international calls. The Company's services are currently marketed through various distribution channels in the United States, Western Europe and Latin America.

WWC Acquisition
- ---------------

On July 3, 1997, the Company, through a wholly-owned subsidiary, merged The Wallace Wade Company ("WWC") into the Company pursuant to that certain Agreement and Plan of Merger dated April 20, 1997. WWC was a telecommunications marketing consulting firm which produced and implemented marketing strategies for clients ranging from small companies to large corporate clients. Mr. John Dalton, the Company's President and Chief Executive Officer, was the sole shareholder of WWC.

In connection with the WWC acquisition, the Company delivered to Mr. Dalton (i) 1,400,000 shares of the Company's Common Stock, of which 500,000 shares are being held pursuant to an escrow agreement pending delivery to the Company of audited Financial Statements of WWC and 900,000 shares are being held pursuant to the escrow agreement subject to certain adjustments to the purchase price based on the Company entering into business agreements that WWC was negotiating,
(ii) $75,000 cash, of which $37,500 was advanced to Mr. Dalton on June 6, 1997 with the remaining $37,500 being deferred at Mr. Dalton's election until September 15, 1997; and (iii) a Promissory Note in the amount of $175,000 payable as follows: one payment of $50,000 payable on October 1, 1997, and two payments of $62,500 payable on February 1, 1998 and July 1, 1998.

In conjunction with the closing of the WWC transaction, Mr. Dalton agreed to join the Board of Directors of the Company. On August 7, 1997, Mr. Dalton was appointed to the Board of Directors of the Company.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

      (a)   Financial Statements of Business Acquired

          - Telenational Communications Limited Partnership Financial Statements
          - The Wallace Wade Company Financial Statements

      (b)   Pro Forma Financial Statements (unaudited)

          - Pro forma combined balance sheets as of  June  30,  1997.
          - Pro forma combined statements of operations for the year ended December 31, 1996
          - Pro forma combined statements of operations for the six months ended June 30, 1997

      (c)   Exhibits

            Exhibit No.                     Description
            -----------                     -----------

                 2.1 Asset Purchase Agreement by and between the Company and Telenational Communications Limited Partnership dated April 23, 1997, previously filed with Form 10-QSB for the fiscal quarter ended March 31, 1997, and incorporated herein by reference.

                 2.2 Amendment No. 1 to the Asset Purchase Agreement by and between the Company and Telenational Communications Limited Partnership, dated June 20, 1997, previously filed with Form 8-K dated July 7, 1997, and incorporated herein by reference.

                 2.3 Agreement and Plan of Merger by and among the Company, WorldPort Acquisitions, Inc., The Wallace Wade Company, and John W. Dalton, dated April 20, 1997, previously filed with Form 8-K dated July 7, 1997, and incorporated herein by reference.

                 3.1 Certificate of Incorporation for the Company previously filed with Form 10-QSB for the fiscal quarter ended September 30, 1996, and incorporated herein by reference.

                 3.2 Bylaws of the Company previously filed with Form 10-QSB for the fiscal quarter ended September 30, 1996, and incorporated herein by reference.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  September 5, 1997           WORLDPORT COMMUNICATIONS, INC.
                                   ------------------------------



                                    By:   /s/W. Dean Spies
                                          ----------------------------------
                                          W. Dean Spies
                                          Chief Financial Officer and Treasurer

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
      WORLDPORT COMMUNICATIONS, INC. PRO FORMA COMBINED

             Introduction to Unaudited Pro Forma Combined Financial
               Statements  . . . . . . . . . . . . . . . . . . . . . . . . . F-2
             Pro Forma Combined  Balance Sheets  (unaudited) . . . . . . . . F-3
             Pro Forma Combined Statements of Operations (unaudited) . . . F-4 Notes to Pro Forma Combined Financial Statements (unaudited) . F-6

      TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

             Report of  Independent  Public  Accountants . . . . . . . . .   F-8
             Balance  Sheets . . . . . . . . . . . . . . . . . . . . . . .   F-9
             Statements  of  Operations  . . . . . . . . . . . . . . . . .  F-10
             Statements  of Partners'  Deficit . . . . . . . . . . . . . .  F-11
             Statements  of Cash Flows . . . . . . . . . . . . . . . . . .  F-12
             Notes to  Financial  Statements . . . . . . . . . . . . . . .  F-14

      THE WALLACE WADE COMPANY

             Report of  Independent  Public  Accountants . . . . . . . . .  F-20
             Balance  Sheets . . . . . . . . . . . . . . . . . . . . . . .  F-21
             Combined  Statements of Income and Retained  Earnings . . . .  F-22
             Statements  of Cash Flows . . . . . . . . . . . . . . . . . .  F-23
             Notes to  Financial  Statements . . . . . . . . . . . . . . .  F-24

                        WORLDPORT COMMUNICATIONS, INC.

                 INTRODUCTION TO UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS


The following unaudited pro forma combined financial statements of WorldPort Communications, Inc. ("WorldPort" or the "Company") give effect to the acquisition of certain assets of Telenational Communications Limited Partnership ("TNC") and the merger of The Wallace Wade Company ("WWC") into a wholly-owned subsidiary of the Company, both of which were accounted for as purchases. The results of operations of TNC are included in the financial statements of the Company from the date of acquisition, June 20, 1997.

The unaudited Pro Forma Combined Balance Sheets give effect to the WWC acquisition as if it had occurred on June 30, 1997. The unaudited Pro Forma Combined Statements of Operations give effect to the acquisitions of TNC and WWC as if they had occurred on January 1, 1996.

The unaudited pro forma combined financial statements give effect to (i) the acquisitions of TNC and WWC and related goodwill, (ii) anticipated cost reductions to be realized from the elimination of management fees payable to TNC's general partner, and (iii) the elimination of nonrecurring acquisition costs incurred and expensed by TNC. Neither the expected benefits or cost reductions anticipated by the Company nor the future corporate overhead costs of the Company have been included in the pro forma financial information of the Company as such benefits and costs cannot be estimated at this time.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data does not purport to represent what the Company's financial position or results of operations would have been if such transactions had in fact occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the Company's Form 10-KSB for the year ended December 31, 1996 and Form 10-QSB for the quarter ended June 30, 1997, and the financial statements and notes thereto of TNC and WWC included elsewhere in this Form-8K/A. See "Risk Factors" included in the notes to the condensed consolidated financial statements included in the Company's Form 10-QSB for the quarter ended June 30, 1997.

                         WORLDPORT COMMUNICATIONS, INC.

                        PRO FORMA COMBINED BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS
                                     ------

                                                                               June 30, 1997
                                                            ----------------------------------------------------
                                                                                         Pro Forma
                                                              WorldPort        WWC      Adjustments    Pro Forma
                                                            -----------    ----------  ------------    ---------

CURRENT ASSETS:
     Cash                                                   $   404,695   $       559    $  (37,500)   $ 367,754
     Accounts receivable                                        652,257          --            --        652,257
     Note receivable, including accrued interest                293,611          --            --        293,611
     Prepaid expenses and other current assets                  199,402         5,570          --        204,972
                                                            -----------   -----------    ----------    ---------
                    Total current assets                      1,549,965         6,129       (37,500)   1,518,594

PROPERTY AND EQUIPMENT, net                                   1,175,952         2,812          --      1,178,764

OTHER ASSETS
     Intangible assets                                        5,726,081         --        1,301,019    7,027,100
     Other                                                       74,290            40       (37,500)      36,830
                                                            -----------   -----------    ----------    ---------
                    TOTAL ASSETS                            $ 8,526,288   $    8,981     $1,226,019   $9,761,288
                                                            ===========   ===========    ==========   ==========



                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

CURRENT LIABILITIES:
     Short-term debt                                        $   800,000     $ 10,000    $ 175,000   $   985,000
     Current portion of capital lease obligations               144,076         --          --          144,076
     Accounts payable and accrued expenses                    2,186,115         --          --        2,186,115
     Other current liabilities                                  111,728         --          --          111,728
                                                            -----------   ----------    ---------   -----------
                    Total current liabilities                 3,241,919       10,000      175,000     3,426,919

LONG-TERM OBLIGATIONS UNDER CAPITAL LEASES,
     net of current portion                                     309,916         --          --          309,916

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock,                                              --           --          --             --
     Common stock                                                 1,463        4,000          140         1,603
                                                                                           (4,000)
     Additional paid-in capital                               5,906,416         --      1,049,860     6,956,276
     Retained deficit                                          (933,426)      (5,019)       5,019      (933,426)
                                                            -----------   ----------    ---------   -----------
                    Total  stockholders' equity (deficit)     4,974,453       (1,019)   1,051,019     6,024,453
                                                            -----------   ----------    ---------   -----------

                    TOTAL LIABILITIES
                      AND STOCKHOLDERS' EQUITY              $ 8,526,288   $    8,981  $ 1,226,019   $ 9,761,288
                                                            ===========   ==========  ===========   ===========


  The accompanying notes are an integral part of these financial statements.

                          WORLDPORT COMMUNICATIONS, INC.

                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                               Year ended December 31, 1996
                                                       ---------------------------------------------------------------------
                                                                                    Pro Forma
                                                        WorldPort          TNC          WWC        Adjustments     Pro Forma
                                                       -----------    -----------   -----------   ------------  ------------

NET SALES                                              $     --     $  12,486,621   $    61,108   $      --     $ 12,547,729

COST OF SALES                                                --         8,987,033          --            --        8,987,033
                                                       -----------    -----------   -----------   ------------  ------------

                 Gross margin                                --         3,499,588        61,108          --        3,560,696

OPERATING EXPENSES:
  Selling, general and administrative expenses            270,591       4,574,993        51,575      (130,676)(a)  4,766,483
  Depreciation and amortization                                                                       105,000 (b)
                                                             --           510,167           784       651,805 (c)  1,267,756
                                                       -----------    -----------   -----------   ------------   -----------


                 Operating income (loss)                 (270,591)     (1,585,572)        8,749      (626,129)    (2,473,543)

OTHER INCOME (EXPENSE):
  Interest expense                                        (23,706)       (226,320)         --            --         (250,026)
  Other income (expense)                                   34,399          60,358          --            --           94,757
                                                       -----------    -----------   -----------   -----------    ------------
             Income (loss) from continuing operations  $ (259,898)    $(1,751,534)  $     8,749   $  (626,129)   $(2,628,812)
                                                       ===========    ===========   ===========   ============   ============


PRO FORMA LOSS PER SHARE                                                                                               (0.35)
                                                                                                                 ============
PRO FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                               7,508,334(e)
                                                                                                                 ============


   The accompanying notes are an integral part of these financial statements.

                          WORLDPORT COMMUNICATIONS, INC.

                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                         Six Months ended June 30, 1997
                                                  -------------------------------------------------------------------------
                                                                                               Pro Forma
                                                   WorldPort         TNC          WWC         Adjustments        Pro Forma
                                                  ----------    -----------    -----------    ------------      -----------

NET SALES                                        $   188,549    $ 3,577,473    $      --      $      --         $ 3,766,022

COST OF SALES                                        194,412      3,628,836           --             --           3,823,248
                                                  ----------    -----------    -----------    ------------      -----------

                 Gross margin                         (5,863)       (51,363)          --             --             (57,226)

OPERATING EXPENSES:
  Selling, general and administrative expenses       652,648      1,561,774         12,962        (37,381) (a)    2,190,003
  Depreciation and amortization                                                                    52,500  (b)
                                                      29,770        175,081            196        309,953  (c)      567,500
                                                  ----------    -----------    -----------    ------------      -----------
                 Operating loss                     (688,281)    (1,788,218)       (13,158)      (325,072)       (2,814,729)

OTHER INCOME (EXPENSE):
  Interest expense                                    (9,025)      (138,414)          --             --            (147,439)
  Other income (expense)                              59,786       (178,366)          --          191,667  (d)       73,087
                                                  ----------    -----------    -----------    ------------      -----------

                 Net loss                        $  (637,520)   $(2,104,998)   $   (13,158)   $  (133,405)      $(2,889,081)
                                                  ==========    ===========    ===========    ===========       ===========

PRO FORMA LOSS PER SHARE                                                                                        $     (0.19)
                                                                                                                ===========
PRO FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                             15,375,829(e)
                                                                                                                ===========

   The accompanying notes are an integral part of these financial statements.

                        WORLDPORT COMMUNICATIONS, INC.

               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


1. GENERAL
   -------

   WorldPort Communications, Inc. and its subsidiaries, ("WorldPort" or the "Company") is a facilities-based network provider of enhanced international and domestic telecommunication services. Prior to the closing of the acquisitions of Telenational Communications Limited Partnership ("TNC") and The Wallace Wade Company ("WWC"), the Company was a development stage enterprise and devoted substantially all of its efforts to identifying and acquiring businesses, developing a public market for its stock and raising capital.

   The historical financial statements reflect the financial position and results of operations of TNC and WWC on a stand-alone basis and were derived from the respective financial statements presented elsewhere in this filing. WWC had a March 31 fiscal year end. Because of the differing fiscal year end for WWC, the financial position and results of operations for WWC have been combined with those of the Company and TNC as of and for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

2. ACQUISITIONS
   ------------

   On June 20, 1997, the Company acquired substantially all of the telecommunications assets and operations of TNC. The assets and operations of TNC were purchased in exchange for (i) 3,750,000 shares of the Company's Common Stock (of which 1,000,000 shares are being held pursuant to an escrow agreement for a period of 18 months following the closing subject to certain purchase price adjustments described below) and (ii) the assumption by the Company of certain indebtedness of TNC up to a maximum of $4.6 million, inclusive of amounts advanced to TNC by the Company prior to the closing of the acquisition. The final purchase price is subject to adjustment if (i) liabilities in excess of $4.6 million are assumed, (ii) the Company is required to invoke certain indemnifications by TNC, (iii) there are certain expense overruns, or (iv) there are certain rejected contracts. In addition, certain creditors of TNC have the option to convert all or a portion of their debt into shares of the Company's Common Stock. The results of operations of TNC are included in the financial statements of the Company from the date of acquisition, June 20, 1997.

   On July 3, 1997, the Company, through a wholly-owned subsidiary, merged WWC into the Company. Mr. John Dalton, the Company's President and Chief Executive Officer, was the sole shareholder of WWC. In connection with the WWC acquisition, the Company delivered to Mr. Dalton (i) 1,400,000 shares of the Company's Common Stock, of which 500,000 are being held pursuant to an escrow agreement pending delivery to the Company of audited Financial Statements of WWC and 900,000 shares are being held pursuant to an escrow agreement subject to certain adjustments to the purchase price based on the Company entering into business agreements that WWC was negotiating; (ii) $75,000 cash; and (iii) a $175,000 promissory note payable.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENT
   -----------------------------------------------------

   Records the purchase of WWC for (i) 1,400,000 shares of the Company's Common Stock, (ii) $75,000 in cash, including $37,500 which was advanced to Mr. Dalton, WWC's sole shareholder on June 6, 1997, and (iii) a $175,000 promissory note payable for a total estimated purchase price of $1,300,000.

                        WORLDPORT COMMUNICATIONS, INC.

                                  (Unaudited)



4. UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS
   ----------------------------------------------------------------

   The following descriptions (a) through (e) correspond to the pro forma adjustment columns included in the unaudited pro forma combined statements of operations on pages F-4 and F-5.

      a. Records the anticipated cost reductions to be realized from the elimination of management fees payable to TNC's general partner.

      b. Records pro forma contract amortization expense using a 5-year life.

      c. Records pro forma goodwill amortization expense using a 10-year life.

      d. Records the elimination of acquisition costs incurred and expensed by TNC in connection with TNC's transaction with the Company.

      e. Weighted average common shares outstanding assumes that the 3,750,000 common shares issued to TNC and the 1,400,000 common shares issued to WWC were issued as of January 1, 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Telenational Communications Limited Partnership:

We have audited the accompanying balance sheets of Telenational Communications Limited Partnership as of December 31, 1995 and 1996, and the related statements of operations, partners' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telenational Communications Limited Partnership as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Houston, Texas
July 1, 1997

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

                                BALANCE SHEETS



                   ASSETS
                   ------                                   December 31,       June 20,
                                                       ----------------------
                                                         1995        1996       1997
                                                       ----------  ---------- ---------
                                                                             (unaudited)
CURRENT ASSETS:
  Cash                                                 $   80,249  $    -     $    -
  Accounts receivable, net of allowance for
      doubtful accounts of $428,894, $667,426 and
      $1,037,811, respectively                          1,653,737  1,282,118    630,680
    Prepaid expenses and other                             21,560     59,609    189,212
                                                        ---------  - -------  ---------
                 Total current assets                   1,755,546  1,341,727    819,892

PROPERTY AND EQUIPMENT, net                             2,197,358  1,275,458  1,121,152

INVESTMENT IN RELATED PARTY                                  -       850,000    850,000
                                                       ----------  ---------  ---------


                 Total assets                          $3,952,904 $3,467,185 $2,791,044
                                                        ========= ========== ==========

      LIABILITIES AND PARTNERS' DEFICIT
      ---------------------------------

CURRENT LIABILITIES:
  Current portion of long-term debt                    $  850,000  $ 896,668 $1,301,577
  Current portion of capitalized lease obligations        221,632    135,057    144,076
  Revolving line of credit, related party                    -       640,391    614,283
  Accounts payable and accrued expenses                 3,791,511  3,342,577  3,595,412
  Deferred revenue                                        411,261    130,467    107,666
                                                       ----------  --------- ----------
                 Total current liabilities              5,274,404  5,145,160  5,763,014

LONG-TERM DEBT, net of current portion                       -       447,332  1,332,701

CAPITALIZED LEASE OBLIGATIONS, net of current portion     673,443    384,282    309,916
                                                       ----------  --------- ----------

                 Total liabilities                      5,947,847  5,976,774  7,405,631

PARTNERS' DEFICIT                                      (1,994,943)(2,509,589)(4,614,587)
                                                        ---------  ---------  ---------
                 Total liabilities and
                   partners' deficit                   $3,952,904 $3,467,185 $2,791,044
                                                        =========  =========  =========


  The accompanying notes are an integral part of these financial statements.

                  TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

                             STATEMENTS OF OPERATIONS





                                                                     Six
                                        Year ended December 31,  months ended  Period ended
                                       ------------------------    June 30,      June 20,
                                            1995        1996         1996          1997
                                       ------------------------  ------------  -------------
                                                                           (unaudited)

NET SALES                              $16,338,078  $12,486,621  $ 5,702,508    $ 3,577,473

COST OF SALES                           13,631,406    8,987,033    4,254,729      3,628,836
                                       -----------  -----------  -----------    -----------

                 Gross margin            2,706,672    3,499,588    1,447,779        (51,363)

OPERATING EXPENSES:
  Selling, general and
    administrative expenses              7,199,911   4,574,993     2,113,145      1,561,774
  Depreciation and amortization            609,708     510,167       229,248        175,081
                                       -----------  ----------  ------------    -----------

                 Operating loss         (5,102,947) (1,585,572)     (894,614)    (1,788,218)

OTHER INCOME (EXPENSE):
  Interest expense                        (265,209)   (226,320)      (44,078)      (138,414)
  Loss on sale of assets                  (377,153)       -             -              -
  Gain on sale of domestic "1 Plus"
   assets                                4,529,802        -             -              -
  Other income (expense)                   302,743      60,358        74,431       (178,366)
                                       -----------  ----------  ------------    ------------
          Loss from continuing operations (912,764) (1,751,534)     (864,261)    (2,104,998)

DISCONTINUED OPERATIONS (NOTE 10):
  Loss from operations of discontinued
    telemarketing division                (362,000)   (164,000)     (164,000)          -
  Gain on disposal  of  telemarketing
    division                                  -      1,400,888     1,400,888           -
                                        ----------  ----------    ----------      ----------

                 Net income (loss)     $(1,274,764) $ (514,646)   $  372,627    $ (2,104,998)
                                       ===========  ==========    ==========    ============



    The accompanying notes are an integral part of these financial statements.

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

                       STATEMENTS OF PARTNERS' DEFICIT




                                                                   General      Limited
                                                      Total        Partner      Partners
                                                    ----------  ------------  -----------

PARTNERS' EQUITY (DEFICIT), December 31, 1994       $ (720,179) $ (2,459,626) $ 1,739,447

NET LOSS                                            (1,274,764)     (137,910)  (1,136,854)
                                                    ----------   -----------   ----------
PARTNERS' EQUITY (DEFICIT), December 31, 1995       (1,994,943)   (2,597,536)     602,593

NET LOSS                                              (514,646)      (55,677)    (458,969)
                                                    ----------   -----------   ----------
PARTNERS' EQUITY (DEFICIT), December 31, 1996       (2,509,589)   (2,653,213)     143,624

NET LOSS (unaudited)                                (2,104,998)     (227,729)  (1,877,269)
                                                    -----------   -----------  -----------
PARTNERS' (DEFICIT), June 20, 1997 (unaudited)     $(4,614,587)  $(2,880,942) $(1,733,645)
                                                    ===========   ===========  ===========



  The accompanying notes are an integral part of these financial statements.

                  TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

                              STATEMENTS OF CASH FLOWS

                                                                      Six
                                                                  months ended  Period ended
                                         Year ended December 31,    June 30,      June 20,
                                         -----------------------  ------------  ------------
                                            1995        1996         1996           1997
                                         -----------------------  ------------  ------------
                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                     $(1,274,764)  $ (514,646)    $  372,627   $(2,104,998)
  Adjustments to reconcile net income
   (loss) to net cash  used in operating
   activities-
   Depreciation and amortization            609,708      510,167        229,248       175,081
   Gain on sale of domestic "1  Plus"
     assets                              (4,529,802)       -               -             -
   Gain on disposal of discontinued
     operations                                -      (1,400,888)    (1,400,888)         -
   Loss on asset disposals                  377,153        -               -             -
   Bad debt expense                         545,341      206,791         71,220       384,861
   (Increase) decrease in accounts
     receivable                             323,522     (153,230)      (853,227)      266,577
   (Increase)  decrease  in prepaid
     expenses and other assets              547,984      (38,952)        12,617      (129,603)
   Increase  (decrease) in accounts
     payable and accrued expenses         1,718,521     (164,945)       336,779       252,835
   Decrease in referred revenue            (387,237)    (280,794)       (65,812)      (22,801)
                                          ---------    ---------        --------     --------
          Net cash used in
            operating activities         (2,069,574)  (1,836,497)    (1,297,436)   (1,178,048)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from disposition of assets     3,413,577      850,000        850,000          -
  Capital expenditures                     (277,695)    (108,404)       (51,529)      (20,775)
                                          ----------     ---------      --------      --------

          Net cash provided by
            (used in)investing
            activities                    3,135,882      741,596        798,471       (20,775)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from revolving line of
    credit                                  785,916    1,104,684        838,000        19,000
  Proceeds from issuance of notes
    payable                                 850,000      494,000           -        1,378,000
  Principal  payments on revolving line
    of credit                            (2,325,049)    (464,293)      (350,162)      (45,108)
  Principal payments on notes payables     (202,000)        -              -          (87,722)
  Principal   payments  on  capitalized
    lease                                  (173,923)    (119,739)       (69,122)      (65,347)
                                         ----------    ---------        -------     ---------

          Net cash provided by
            (used in) financing
            activities                   (1,065,056)   1,014,652        418,716     1,198,823
                                         ----------    ---------        -------     ---------

NET INCREASE (DECREASE) IN CASH               1,252      (80,249)       (80,249)         -

CASH, beginning of period                    78,997       80,249         80,249          -
                                         ----------    ---------      ---------   ----------

CASH, end of period                      $   80,249    $    -         $    -      $      -
                                         ==========    =========      =========   ==========


     The accompanying notes are an integral part of these financial statements.

                  TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP


                                                                       Six
                                                                   Months ended  Period ended
                                         Year ended  December 31,    June 30,      June 20,
                                         ------------------------  ------------  ------------
                                            1995        1996           1996         1997
                                         ------------------------  ------------  ------------
                                                                           (unaudited)
CASH PAID FOR INTEREST                   $  405,145  $  109,902     $   70,759    $  129,752
                                         ==========  ==========     ==========    ==========
NON-CASH INVESTING AND
     FINANCING ACTIVITIES

  Assets acquired under capital lease    $1,068,998  $     -        $     -       $     -
                                         ==========  ==========     ==========    ==========

  Sale of telemarketing division

       Preferred stock received          $     -     $  850,000     $     -       $     -
                                         ==========  ==========     ==========    ==========

       Liabilities assumed by buyer      $     -     $ (539,986)    $     -       $     -
                                         ==========  ==========     ==========    ==========

       Assets transferred to buyer       $     -     $  318,058     $     -       $     -
                                         ==========  ==========     ==========    ==========



     The accompanying notes are an integral part of these financial statements.

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

                        NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------------

   Description of Business
   -----------------------

   Telenational Communications Limited Partnership (the "Partnership" or "TNC") is a Nebraska limited partnership providing enhanced international and domestic telecommunications services. The Partnership is a facilities-based reseller of services of interexchange carriers that operates telecommunications switches and operator services platforms in Omaha, Nebraska.

   On June 20, 1997, the Partnership sold substantially all of its telecommunications assets and operations to WorldPort Communications, Inc. ("WorldPort"), in exchange for (i) 3,750,000 shares of WorldPort's common stock (of which 1,000,000 shares are being held pursuant to an escrow agreement subject to certain purchase price adjustments described below) and
   (ii) the assumption by WorldPort of certain indebtedness of the Partnership up to a maximum of $4.6 million, inclusive of amounts advanced to TNC by the Company prior to the closing of the acquisition. The final purchase price is subject to adjustment if (i) liabilities in excess of $4.6 million are assumed, (ii) WorldPort is required to invoke certain indemnifications by the Partnership, (iii) there are certain expense overruns or (iv) there are certain rejected contracts. Prior to the closing of the asset purchase agreement, WorldPort loaned the Partnership $1,178,000 to provide working capital.

   On April 29, 1997, the Partnership and WorldPort entered into a management service agreement (the "MSA"), wherein WorldPort provided to the Partnership day-to-day executive management services. The MSA provides certain indemnifications to WorldPort as well as a covenant by the Partnership not to sue or assert any claim or action against WorldPort arising from the services provided by WorldPort pursuant to the MSA. The MSA terminated with the closing of the asset purchase agreement on June 20, 1997.

   The  Partnership  has  operated  at a loss for the  past  several  years  and continued to operate at a loss through June 20, 1997. As a result, the Partnership has experienced negative operating cash flows and has a substantial working capital deficit as of December 31, 1996 and June 20, 1997. Management of the Partnership considered various options to address the liquidity and working capital concerns and, as discussed above, the Partnership sold substantially all of its operating assets and a substantial portion of its liabilities to WorldPort. WorldPort had no operations prior to its acquisition of the assets and on-going operations of the Partnership and there can be no assurance that WorldPort will be effective in reducing future operating losses, negative cash flows or the working capital deficit or improving the liquidity of the operations and assets acquired from the Partnership.

   Income Taxes
   ------------

   The Partnership is not subject to income taxes and, accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

   Property and Equipment
   ----------------------

   Property and equipment items are carried at cost. Expenditures for additions, improvements and renewals which add significant value to the asset or extend the life of the asset are capitalized.

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

   Expenditures for maintenance and repairs are expensed as incurred. The Partnership provides for depreciation of property and equipment items using the straight-line method based on the estimated useful lives of the assets ranging from five to 31 years.

   The Partnership reviews its property and equipment periodically for indicators of impairment in value. For the years ended December 31, 1995 and 1996, there was no loss resulting from an impairment in value of the Partnership's property and equipment.

   Interim Financial Statements
   ----------------------------

   The accompanying financial statements have been prepared by the Partnership without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures herein are adequate to make the information presented not misleading.

   In the opinion of the Partnership's management, the accompanying financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Partnership's financial position as of June 20, 1997 and the results of operations and cash flows for the six months ended June 30, 1996 and the period ended June 20, 1997. The results of operations for the six months ended June 30, 1996 and the period ended June 20, 1997 are not necessarily indicative of the operating results for the full years.

   Use of Estimates
   ----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Concentration of Risk
   ---------------------

   Financial instruments that potentially subject the Partnership to concentrations of risk are accounts receivable. The Partnership continually evaluates the creditworthiness of its customers; however, the Partnership generally does not require collateral. The risk is mitigated by the large number of entities comprising the Partnership's customer base and their geographical dispersion across several states and countries. The Partnership establishes its customer base through various agent relationships. Although no single customer accounts for 10 percent of total sales, several agents' customer bases account for sales in excess of 10 percent of total sales. For the years ended December 31, 1995 and 1996, the Partnership had three significant vendors that comprised 38 percent of total carrier services for both years.

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

   Revenue Recognition
   -------------------

   The Partnership recognizes revenue from its telecommunications services as such services are provided to its customers.

2. PROPERTY AND EQUIPMENT
   ----------------------

   Major categories of property and equipment are as follows:

                                              December 31,
                                        ------------------------
                                            1995         1996
                                        -----------  -----------

   Computer equipment and software      $ 3,334,661  $ 1,682,302
   Switch and peripheral equipment        1,290,629    1,292,683
   Furniture and fixtures                   952,803      805,175
   Leasehold improvements                   345,592      320,874
   Vehicle
                                             17,034       17,034
                                        -----------  -----------
                                          5,940,719    4,118,068
   Less: Accumulated depreciation
                and amortization         (3,743,361)  (2,842,610)
                                        -----------  -----------
                                        $ 2,197,358  $ 1,275,458
                                        ===========  ===========

3. ACCOUNTS PAYABLE AND ACCRUED EXPENSES
   -------------------------------------

   Accounts payable and accrued expenses consist of the following:

                                             December 31,
                                        ------------------------
                                            1995         1996
                                        ------------  -----------

 Accounts payable                       $  3,157,261  $ 2,984,176
 Accrued management fees                      14,720      192,498
 Accrued interest                             26,681      108,311
 Accrued expenses                            400,787       46,492
 Deposits                                    192,062       11,100
                                        ------------  -----------
                                        $  3,791,511  $ 3,342,577
                                        ============  ===========

4. INVESTMENT IN RELATED PARTY
   ---------------------------

   Investment in related party consists of non-marketable preferred stock of a private, related company, in which one of the officers of TNC is a stockholder. The investment is carried at the lower of cost or net realizable value. The estimated fair value of the investment approximated the carrying amount at December 31, 1996.

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

5. CAPITAL LEASE OBLIGATIONS
   -------------------------

   TNC has financed the acquisition of certain property and equipment through leases with an equipment supplier. These arrangements have been recorded as capital leases in the accompanying financial statements. The carrying value of the assets which are included in property and equipment financed pursuant to these leases is as follows:

                                                   December 31,
                                             -----------------------
                                                1995         1996
                                             ----------   ----------

               Property and equipment        $  707,433   $  707,433
                 Less: Accumulated
                   amortization                (113,189)    (230,150)
                                             ----------   ----------
                 Net leased property and
                   equipment                 $  594,244   $  477,283
                                             ==========   ==========

   At December 31, 1996, minimum lease payments under these capital leases are as follows:

           1997                                             $ 194,711
           1998                                               194,711
           1999                                               194,711
           2000                                                57,194
                                                            ---------
               Total minimum lease payments                   641,327

           Less:  Amount representing interest               (121,988)
                                                            ---------
                  Present value of minimum lease payments     519,339
           Less:  Current maturities                         (135,057)
                                                            ---------
                  Long-term capital lease obligations       $ 384,282
                                                            =========

6. DEBT
   ----
   The Partnership's long-term debt is as follows:

                                              December 31,
                                        -----------------------
                                           1995         1996
                                        -----------------------
          Value Partners, Ltd.          $  850,000   $  850,000

          Demand notes payable to
            various individuals and
            limited partners                     -      494,000
                                        ----------   ----------
                                           850,000    1,344,000

          Less:  Current portion          (850,000)    (896,668)
                                        ----------   ----------
          Long - term debt              $        -   $  447,332
                                        ==========   ==========

   The note payable to Value Partners, Ltd. is an unsecured promissory note, bearing interest at 7 percent dated November 9, 1995 and due November 9,

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

   1996. On March 20, 1997, this note was restructured and now bears interest at 15 percent and is payable in monthly installments of $52,861 through September 1, 1998. The restructured note is secured by all of the assets of the Partnership.

   During 1997, certain individuals and limited partners loaned monies to the Partnership on an unsecured basis. These loans are payable on demand and bear interest at 8 percent.



7. RELATED-PARTY TRANSACTIONS
   --------------------------

   The Partnership has contracted to pay a management fee to its general partner, a corporation. For 1995 and 1996, this fee amounted to $191,835 and $130,676, which is equal to 1 percent of gross revenue as defined in the partnership agreement.

   The Partnership has an unsecured revolving line of credit with an individual who is a limited partner and the major shareholder of its general partner. The individual loans money to the Partnership on a regular basis during periods of reduced cash flow. The Partnership makes payments on the line of credit when excess cash is available. As of December 31, 1996, the amount outstanding on this line of credit amounted to $640,391.

   Various individuals and limited partners have advanced funds to the Partnership in the form of unsecured loans. (See Note 6).

   In 1995, the Partnership sold its primary office building to shareholders of the general partnership for $800,000. Included in loss on sale assets is $327,202 attributable to the sale of the building.

8. EMPLOYEE BENEFIT PLAN
   ---------------------

   The Partnership has a qualified 401(k) profit-sharing plan covering substantially all full-time employees with over one year of service. Under the plan, qualified employees may elect to defer up to 15 percent of their annual compensation through a salary reduction arrangement. The Partnership contributes 25 percent of the first 5 percent of compensation contributed to the plan by each participating employee. Total Partnership contributions to the plan under this matching agreement were $12,508 for 1995 and $9,234 for 1996.

9. SALE OF "1 PLUS" ASSETS
   -----------------------

   In July 1995, the Partnership sold its domestic "1 Plus" long-distance telephone business consisting of its entire domestic customer base and the related accounts receivable to Midcom Communications, Inc. ("Midcom") for a combination of cash and the assumption of certain liabilities. The Partnership recognized a gain of $4,529,802 in connection with the sale of its "1 Plus" assets to Midcom.

10. DISCONTINUED OPERATIONS
    -----------------------

   On April 1, 1996, the Partnership sold its telemarketing division, consisting of its customer base and the related accounts receivable along with certain depreciable property.

               TELENATIONAL COMMUNICATIONS LIMITED PARTNERSHIP

   The following is a summary of the estimated loss from operations of the discontinued telemarketing division:

                                                     December 31,
                                               -------------------------
                                                    1995         1996
                                               -----------   -----------
          Income-
            Sales                              $ 2,098,000   $   599,000
           Cost of sales                           480,000       125,000
                                               -----------   -----------
                        Gross profit             1,618,000       474,000

          Operating and administrative
            expenses                             1,980,000       638,000
                                               -----------   -----------

                         Net loss              $  (362,000)  $  (164,000)
                                               ===========   ===========

11. COMMITMENTS AND CONTINGENCIES
    -----------------------------

   Operating Leases
   ----------------

   The Partnership leases the facility from which it operates and certain office equipment under noncancelable operating leases that expire at various dates through 2004. Terms of the leases vary but generally require the Partnership to pay a portion of the real estate or personal property taxes, insurance and certain maintenance expenses. Rent expense for 1996, exclusive of ancillary costs, amounted to $60,000 for facilities and $26,727 for equipment.

   Future minimum facility rental payments, exclusive of the ancillary charges, are as follows:

               Year ended-
                 1997                $60,000
                 1998                 60,000
                 1999                 60,000
                 2000                 60,000
                 2001                 60,000

   Litigation
   ----------

   From time to time, the Partnership is involved in various lawsuits or claims arising from the normal course of business. In the opinion of management, none of these lawsuits or claims will have a material adverse effect on the financial statements or results of operations of the Partnership.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Wallace Wade Company:

We have audited the accompanying balance sheets of The Wallace Wade Company (a Texas corporation) as of March 31, 1996 and 1997, and the related statements of income and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Wallace Wade Company as of March 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Houston, Texas
July 8, 1997

                           THE WALLACE WADE COMPANY

                                BALANCE SHEETS



                                                         March 31,
                                                    ------------------  June 30,
                                                      1996      1997      1997
                                                    --------  --------  --------
                                                                       (unaudited)
                      ASSETS
                      ------
CURRENT ASSETS:
  Cash                                              $5,941     $7,508    $   559
  Accounts receivable                                3,000      6,013          -
  Advances to officer                                5,617      5,570      5,570
                                                    ------     ------    -------

              Total current assets                  14,558     19,091      6,129

PROPERTY AND EQUIPMENT, net                          3,792      3,008      2,812

OTHER ASSETS                                            40         40         40
                                                    ------     ------    -------

              Total assets                         $18,390    $22,139     $8,981
                                                   =======    =======     ======

       LIABILITIES AND SHAREHOLDER'S EQUITY
       ------------------------------------

CURRENT LIABILITIES:
  Note payable, related party                      $10,000    $10,000    $10,000
  Note payable                                         750          -          -
  Commissions payable                                4,250          -          -
                                                    ------     ------    -------

              Total liabilities                     15,000     10,000     10,000

SHAREHOLDER'S EQUITY:
  Common stock,  $1 par value,  1,000,000
   shares   authorized,    4,000   shares            4,000      4,000      4,000
   issued and outstanding
  Retained earnings (deficit)                         (610)     8,139     (5,019)
                                                    ------     ------    -------

              Total liabilities and
                shareholder's equity               $18,390    $22,139     $8,981
                                                   =======    =======     ======



  The accompanying notes are an integral part of these financial statements.

                             THE WALLACE WADE COMPANY

          COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)



                                                                       Three
                                                  Year Ended        Months Ended
                                                   March 31,           June 30,
                                               -----------------  ------------------
                                                 1996     1997      1996      1997
                                               -------- --------  --------  --------
                                                                      (unaudited)

REVENUES                                      $ 27,030  $ 61,108  $ 19,801   $     -

OPERATING EXPENSES                              14,500    46,006    13,508    11,974

GENERAL AND ADMINISTRATIVE EXPENSES              5,167     5,569     1,633       988

DEPRECIATION                                       772       784       196       196
                                               -------  --------  --------   -------
NET INCOME (LOSS)                                6,591     8,749     4,464   (13,158)

RETAINED EARNINGS (DEFICIT)
     AT BEGINNING OF PERIOD                     (7,201)     (610)     (610)    8,139
                                               -------  --------  --------   -------

RETAINED EARNINGS (DEFICIT )AT END OF PERIOD   $  (610) $  8,139  $  3,854   $(5,019)
                                               =======  ========  ========   =======


    The accompanying notes are an integral part of these financial statements.

                           THE WALLACE WADE COMPANY

                           STATEMENTS OF CASH FLOWS



                                                  Year Ended        Three Months Ended
                                                Ended March 31,        Ended June 30,
                                               -----------------    ------------------
                                                 1996     1997        1996     1997
                                               -------- --------    -------- ---------
                                                                        (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                            $ 6,591   $ 8,749   $ 4,464  $(13,158)
  Adjustments  to reconcile net income (loss)
    to net cash provided by (used in) operating
    activities-
   Depreciation                                    772       784       196       196
   (Increase) decrease in assets-
     Accounts receivable                        (3,000)   (3,013)    3,000     6,013
     Advances to officer                        (5,617)       47     4,383         -
   Increase (decrease) in liabilities-
     Commissions payable                         2,150    (4,250)   (4,250)        -
                                                 -----    ------    ------  --------
               Net cash provided by (used
                 in) operating activities          896     2,317     7,793    (6,949)
                                               --------    -----     -----   -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of depreciable property             (459)        -         -         -
                                               -------   -------   -------   -------
               Net cash used in investing
                 activities                       (459)        -         -         -
                                               -------   -------   -------   -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of note payable           750         -         -         -
  Principal payments on note payable                 -      (750)     (750)        -
                                               -------    ------    ------    ------

               Net cash provided by (used in)
                 Financing activities              750      (750)     (750)        -
                                               -------    ------    ------    ------

NET INCREASE IN CASH                             1,187     1,567     7,043    (6,949)

CASH, beginning of period                        4,754     5,941     5,941     7,508
                                                ------    ------   -------     -----
CASH, end of period                             $5,941    $7,508   $12,984     $ 559
                                                ======    ======   =======     =====


  The accompanying notes are an integral part of these financial statements.

                           THE WALLACE WADE COMPANY

                        NOTES TO FINANCIAL STATEMENTS


1. BUSINESS AND ORGANIZATION
   -------------------------

   The Wallace Wade Company ("WWC" or the "Company"), a Texas corporation, is a telecommunications marketing consulting services firm which produces and implements marketing strategies for clients ranging from small companies to large corporate clients.

   On July 3, 1997, the Company completed a merger into a wholly-owned subsidiary of WorldPort Communications, Inc. ("WorldPort") pursuant to that certain Agreement and Plan of Merger dated April 20, 1997 (the "Merger"). In connection with the Merger, WorldPort delivered to the Company's sole shareholder (i) 1,400,000 shares of the WorldPort's Common Stock, of which 500,000 shares are being held pursuant to an escrow agreement pending delivery of audited Financial Statements of the Company to WorldPort and 900,000 shares are being held pursuant to the escrow agreement subject to certain adjustments to the purchase price based on WorldPort entering into business agreements that the Company was negotiating, (ii) $75,000 cash, of which $37,500 was advanced to the Company's sole shareholder on June 6, 1997 with the remaining $37,500 being deferred at the shareholder's election until September 15, 1997; and (iii) a Promissory Note in the amount of $175,000 payable as follows: one payment of $50,000 payable on October 1, 1997, and two payments of $62,500 payable on February 1, 1998 and July 1, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

   Property and Equipment
   ----------------------

   Property and equipment are stated at cost, and depreciation is computed using the double declining balance method of depreciation.

   Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of income.

   Revenue Recognition
   -------------------

   The Company recognizes revenue from its consulting services as such services are performed. The cost, including commissions, is accrued to properly match the cost associated with the revenue recognized.

   Income Taxes
   ------------

   The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled. The Company

                           THE WALLACE WADE COMPANY
   has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability.

   Interim Financial Statements
   ----------------------------

   The accompanying financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures herein are adequate to make the information presented not misleading.

   In the opinion of the Company's management, the accompanying financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Partnership's financial position as of June 30, 1997 and the results of operations and cash flows for thE three months ended June 30, 1996 and 1997, respectively. The results of operations for the three months ended June 30, 1996 and 1997 are not necessarily indicative of the operating results for the full years.

   Use of Estimates
   ----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT
   ----------------------

   Major classes of property and equipment consist of the following as of March 31, 1996 and 1997:

                                                 1996           1997
                                             ----------      ----------

             Office furniture                $    2,500      $    2,500
             Office equipment                     2,671           2,671
                                             ----------      ----------
                                                  5,171           5,171
             Less- Accumulated depreciation      (1,379)         (2,163)
                                             ----------      ----------
                                             $    3,792      $    3,008
                                             ==========      ==========


4. NOTE PAYABLE
   ------------

   Note payable, related party consists of an unsecured, non-interest bearing demand note payable to the sole shareholder of the Company.